NEWS RELEASE

For Immediate Release
July 21, 2022

For Further Information Contact:
David L. Bumgarner, Executive Vice President and Chief Financial Officer
(304) 769-1169

City Holding Company Announces Second Quarter Results

Charleston, West Virginia – City Holding Company (“Company” or “City”) (NASDAQ:CHCO), a $6.2 billion bank holding company headquartered in Charleston, West Virginia, today announced quarterly net income of $22.7 million and diluted earnings of $1.51 per share for the quarter ended June 30, 2022. For the second quarter of 2022, the Company achieved a return on assets of 1.51% and a return on tangible equity of 18.1%.

Net Interest Income

The Company’s net interest income increased from $37.9 million during the first quarter of 2022 to $41.3 million during the second quarter of 2022. During the second quarter of 2022, the Company’s tax equivalent net interest income increased $3.4 million, or 8.8%, from $38.2 million for the first quarter of 2022 to $41.6 million for the second quarter of 2022. Higher yields from both loans (14 basis points) and investments (26 basis points) increased net interest income by $1.5 million and $1.1 million, respectively. In addition, the yield on deposits in depository institutions also increased by 53 basis points which increased net interest income by $0.6 million. The Company’s reported net interest margin increased from 2.82% for the first quarter of 2022 to 3.04% for the second quarter of 2022.

Credit Quality

The Company’s ratio of nonperforming assets to total loans and other real estate owned increased modestly from 0.18%, or $6.3 million, at March 31, 2022 to 0.19%, or $6.8 million, at June 30, 2022. Total past due loans decreased from $6.7 million, or 0.19% of total loans outstanding, at March 31, 2022 to $6.2 million, or 0.17% of total loans outstanding, at June 30, 2022.

As a result of the Company’s quarterly analysis of the adequacy of the allowance for credit losses (“ACL”), the Company did not record a provision for credit losses in the second quarter of 2022,

compared to a recovery of credit losses of $2.0 million for the comparable period in 2021 and a recovery of credit losses of $0.8 million for the first quarter of 2022. The Company did not record a provision for credit losses in the second quarter of 2022 primarily because net charge-offs and revisions to qualitative factors were essentially offset by improved loss factors and loan upgrades.

Non-interest Income

Non-interest income was $17.9 million for the second quarter of 2022 as compared to $17.4 million for the second quarter of 2021. During the second quarter of 2022, the Company reported $0.6 million of unrealized fair value losses on the Company’s equity securities as compared to $0.4 million of unrealized fair value gains on the Company’s equity securities in the second quarter of 2021. As of June 30, 2022, the fair value of these equity securities was approximately $7.9 million. Exclusive of these gains and losses, non-interest income increased from $17.0 million for the second quarter of 2021 to $18.5 million for the second quarter of 2022. This increase was primarily due to increases in service charges ($1.2 million, or 19.9%) and other revenue ($0.3 million, or 32.1%).

Non-interest Expenses

Non-interest expenses increased $1.1 million (3.8%), from $29.6 million in the second quarter of 2021 to $30.7 million in the second quarter of 2022. This increase was largely due to increased salary and employee benefits of $0.9 million. As anticipated, salary increases (4.7%) from the quarter ended June 30, 2021, were higher than the Company has typically experienced.

Balance Sheet Trends

Loans increased $6.9 million from March 31, 2022 to June 30, 2022, to $3.57 billion. PPP loans decreased $0.5 million from March 31, 2022 to $0.1 million at June 30, 2022. Excluding outstanding PPP loans (included in the commercial and industrial loan category), total loans increased $7.3 million, or 0.2%, from March 31, 2022 to $3.57 billion at June 30, 2022. Residential real estate loans increased $62.1 million (3.9%); commercial and industrial loans, excluding PPP loans, increased $23.5 million (7.0%); consumer loans increased $4.8 million (12.1%); and home equity loans increased $4.3 million (3.5%). These increases were partially offset by a decrease in commercial real estate loans of $88.0 million (6.0%). Despite solid originations during the second quarter of 2022, loan payoffs were unusually high due to the sale of one of City’s largest customers. The Company has a robust pipeline of new commercial loans that have been approved and scheduled to close in the next several months, and although we anticipate normal payoffs as well, we expect that aggregate commercial loan balances will grow in the third quarter.

Total average depository balances increased $52.3 million, or 1.1%, from the quarter ended March 31, 2022 to the quarter ended June 30, 2022. Average savings deposit balances increased $45.7 million, average noninterest-bearing demand deposit balances increased $36.6 million, and average interest-bearing demand deposit balances increased $13.9 million. These increases were partially offset by a decrease in time deposit balances of $43.8 million. While average deposits increased modestly during the quarter ended June 30, 2022, point-to-point noninterest bearing deposits and customer repurchase agreements both increased significantly from March 31, 2022. At the end of June 2022, the Company received a large, short-term inflow of funds from a customer. These funds exited the Company’s balance sheet in early July. Exclusive of this deposit, total deposits and customer repurchase agreements (combined) would have decreased approximately $85 million from March 31, 2022.

Income Tax Expense

The Company’s effective income tax rate for the second quarter of 2022 was 20.3% compared to 20.8% for the year ended December 31, 2021, and 20.3% for the quarter ended June 30, 2021.

Capitalization and Liquidity

The Company’s loan to deposit ratio was 69.4% and the loan to asset ratio was 57.1% at June 30, 2022. The Company maintained investment securities totaling 24.4% of assets as of the same date. The Company’s deposit mix is weighted heavily toward checking and saving accounts, which fund 66.6% of assets at June 30, 2022. Time deposits fund 15.8% of assets at June 30, 2022, but very few of these deposits are in accounts that have balances of more than $250,000, reflecting the core retail orientation of the Company.

The Company continues to be strongly capitalized with tangible equity of $476 million at June 30, 2022. Due primarily to unrealized security losses during the six months ended June 30, 2022, the Company’s tangible equity ratio decreased from 9.6% at December 31, 2021 to 7.8% at June 30, 2022. However, unrealized security losses are not incorporated into measures of regulatory capital. As a result, at June 30, 2022, City National Bank’s Leverage Ratio was 8.81%, its Common Equity Tier I ratio was 14.80%, its Tier I Capital ratio was 14.80%, and its Total Risk-Based Capital ratio was 15.21%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On May 25, 2022, the Board of Directors of the Company approved a quarterly cash dividend of $0.60 per share payable July 29, 2022, to shareholders of record as of July 15, 2022. On May 25, 2022, the Company announced that the Board of Directors authorized the Company to buy back up to 1,000,000 shares of its common stock (approximately 7% of outstanding shares) in open market transactions at prices that are accretive to the earnings per share of continuing shareholders. No time limit was placed on the duration of the share repurchase program. As part of this authorization, the Company terminated its previous repurchase program that was approved in March 2021. The Company had repurchased 826,330 shares under the 2021 program. During the quarter ended June 30, 2022, the Company repurchased 208,000 common shares at a weighted average price of $78.33 per share. As of June 30, 2022, the Company could repurchase 895,000 additional shares under the current program.

City Holding Company is the parent company of City National Bank of West Virginia. City National Bank operates 94 branches across West Virginia, Kentucky, Virginia, and Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements express only management’s beliefs regarding future results or events and are subject to inherent uncertainty, risks, and changes in circumstances, many of which are outside of management’s control. Uncertainty, risks, changes in circumstances and other factors could cause the Company’s actual results to differ materially from those projected in the forward-looking statements. Factors that could cause actual results to differ from those discussed in such forward-looking statements include, but are not limited to those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 under “ITEM 1A Risk Factors” and the following: (1) general economic conditions, especially in the communities and markets in which we conduct our business; (2) the uncertainties on the Company’s business, results of operations and financial condition, caused by the COVID-19 pandemic, which will depend on several factors, including the scope and duration of the pandemic, its continued influence on financial markets, the effectiveness of the Company’s work from home arrangements and staffing levels in operational facilities, the impact of market participants on which the Company relies and actions taken by governmental authorities and other third parties in response to the pandemic; (3) credit risk, including risk that negative credit quality trends may lead to a deterioration of asset quality, risk that our allowance for loan losses may not be sufficient to absorb actual losses in our loan portfolio, and risk from concentrations in our loan portfolio; (4) changes in the real estate market, including the value of collateral securing portions of our loan portfolio; (5) changes in the interest rate environment; (6) operational risk, including cybersecurity risk and risk of fraud, data processing system failures, and network breaches; (7) changes in technology and increased competition, including competition from non-bank financial institutions; (8) changes in consumer preferences, spending and borrowing habits, demand for our products and services, and customers’ performance and creditworthiness; (9) difficulty growing loan and deposit balances; (10) our ability to effectively execute our business plan, including with respect to future acquisitions; (11) changes in regulations, laws, taxes, government policies, monetary policies and accounting policies affecting bank holding companies and their subsidiaries; (12) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions; (13) regulatory enforcement actions and adverse legal actions; (14) difficulty attracting and retaining key employees; (15) other economic, competitive, technological, operational, governmental, regulatory, and market factors affecting our operations. Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made. Further, the Company is required to evaluate subsequent events through the filing of its March 31, 2022 Form 10-Q. The Company will continue to evaluate the impact of any subsequent events on the preliminary March 31, 2022 results and will adjust the amounts if necessary.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2022	2022	2021	2021	2021	2022	2021

Earnings
Net Interest Income (FTE)	$41,611	$38,239	$40,956	$39,822	$38,257	$79,850	$76,128
Net Income available to common shareholders	22,683	21,342	23,386	22,732	22,148	44,025	41,962

Per Share Data
Earnings per share available to common shareholders:
Basic	$1.51	$1.41	$1.54	$1.47	$1.41	$2.92	$2.66
Diluted	1.51	1.41	1.54	1.47	1.41	2.92	2.66
Weighted average number of shares (in thousands):
Basic	14,888	14,974	15,026	15,279	15,573	14,930	15,614
Diluted	14,909	15,002	15,056	15,302	15,594	14,954	15,640
Period-end number of shares (in thousands)	14,864	15,045	15,062	15,192	15,527	14,864	15,527
Cash dividends declared	$0.60	$0.60	$0.6	$0.58	$0.58	$1.20	$1.16
Book value per share (period-end)	39.83	42.03	45.22	44.58	44.79	39.83	44.79

Tangible book value per share (period-end)	31.99	34.27	37.44	36.85	37.20	31.99	37.20
Market data:
High closing price	$83.07	$85.99	$83.14	$79.99	$83.85	$85.99	$87.41
Low closing price	73.88	76.82	76.52	72.29	74.44	73.88	69.05
Period-end closing price	79.88	78.70	81.79	77.91	75.24	79.88	75.24
Average daily volume (in thousands)	87	59	52	53	61	73	62
Treasury share activity:
Treasury shares repurchased (in thousands)	208	38	131	337	217	246	292
Average treasury share repurchase price	$78.33	$78.09	$78.93	$75.65	$78.75	$78.29	$78.22

Key Ratios (percent)
Return on average assets	1.51%	1.42%	1.56%	1.53%	1.49%	1.47%	1.44%
Return on average tangible equity	18.1%	15.3%	16.7%	15.7%	15.2%	16.6%	14.3%
Yield on interest earning assets	3.15%	2.94%	3.08%	3.04%	3.00%	3.04%	3.08%
Cost of interest bearing liabilities	0.15%	0.17%	0.19%	0.22%	0.27%	0.16%	0.32%
Net Interest Margin	3.04%	2.82%	2.94%	2.89%	2.81%	2.93%	2.86%
Non-interest income as a percent of total revenue	30.9%	32.4%	30.2%	31.1%	31.0%	30.8%	30.9%
Efficiency Ratio	50.5%	51.7%	48.3%	50.0%	52.8%	51.1%	53.5%
Price/Earnings Ratio (a)	13.23	13.93	13.27	13.22	13.35	13.67	14.13

Capital (period-end)
Average Shareholders' Equity to Average Assets	10.26%	11.25%	11.25%	11.69%	11.81%
Tangible equity to tangible assets	7.76%	8.75%	9.58%	9.59%	9.98%
Consolidated City Holding Company risk based capital ratios (b):
CET I	15.85%	16.18%	16.08%	16.11%	16.40%
Tier I	15.85%	16.18%	16.08%	16.11%	16.40%
Total	16.26%	16.60%	16.51%	16.56%	16.88%
Leverage	9.42%	9.58%	9.44%	9.46%	9.70%
City National Bank risk based capital ratios (b):
CET I	14.80%	14.82%	14.35%	14.76%	14.82%
Tier I	14.80%	14.82%	14.35%	14.76%	14.82%
Total	15.21%	15.24%	14.78%	15.21%	15.30%
Leverage	8.81%	8.80%	8.45%	8.73%	8.80%

Other (period-end)
Branches	94	94	94	94	94
FTE	915	897	905	921	912

Assets per FTE (in thousands)	$6,825	$6,703	$6,637	$6,463	$6,477
Deposits per FTE (in thousands)	5,621	5,574	5,445	5,308	5,271

(a) The price/earnings ratio is computed based on annualized quarterly earnings.
(b) June 30, 2022 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2022	2022	2021	2021	2021	2022	2021
Interest Income
Interest and fees on loans	$33,208	$31,874	$35,277	$33,961	$33,114	$65,082	$67,438
Interest on investment securities:
Taxable	7,547	6,223	5,753	6,144	5,932	13,770	11,174
Tax-exempt	1,205	1,216	1,226	1,257	1,291	2,421	2,544
Interest on deposits in depository institutions	782	238	217	196	162	1,020	280
Total Interest Income	42,742	39,551	42,473	41,558	40,499	82,293	81,436

Interest Expense
Interest on deposits	1,328	1,521	1,710	1,955	2,460	2,849	5,740
Interest on short-term borrowings	124	114	132	115	125	238	242
Total Interest Expense	1,452	1,635	1,842	2,070	2,585	3,087	5,982
Net Interest Income	41,290	37,916	40,631	39,488	37,914	79,206	75,454
(Recovery of) provision for credit losses	—	(756)	—	(725)	(2,000)	(756)	(2,440)
Net Interest Income After (Recovery of) Provision for Credit Losses	41,290	38,672	40,631	40,213	39,914	79,962	77,894

Non-Interest Income
Net gains on sale of investment securities	—	—	—	—	29	—	312
Unrealized (losses) gains recognized on equity securities still held	(601)	(723)	52	93	410	(1,324)	359
Service charges	7,067	6,725	7,057	6,706	5,895	13,792	11,776
Bankcard revenue	7,062	6,444	6,762	6,791	7,221	13,506	13,434
Trust and investment management fee income	2,100	2,197	2,198	2,172	2,012	4,297	4,045
Bank owned life insurance	978	2,014	748	747	940	2,992	2,400
Other income	1,243	791	799	1,438	941	2,034	1,752
Total Non-Interest Income	17,849	17,448	17,616	17,947	17,448	35,297	34,078

Non-Interest Expense
Salaries and employee benefits	16,413	15,577	15,299	15,321	15,559	31,990	31,230
Occupancy related expense	2,620	2,709	2,429	2,507	2,525	5,329	5,147
Equipment and software related expense	2,732	2,769	2,733	2,554	2,655	5,501	5,199
FDIC insurance expense	409	435	400	396	382	844	787
Advertising	951	798	582	804	824	1,749	1,705
Bankcard expenses	1,665	1,606	1,576	1,549	1,746	3,271	3,330
Postage, delivery, and statement mailings	551	636	590	573	568	1,187	1,160

Office supplies	427	410	378	406	371	837	763
Legal and professional fees	525	527	405	610	589	1,052	1,264
Telecommunications	754	584	702	790	676	1,338	1,366
Repossessed asset (gains) losses, net of expenses	(32)	40	(29)	(108)	1	8	80
Other expenses	3,674	3,436	3,559	3,776	3,678	7,110	7,352
Total Non-Interest Expense	30,689	29,527	28,624	29,178	29,574	60,216	59,383
Income Before Income Taxes	28,450	26,593	29,623	28,982	27,788	55,043	52,589
Income tax expense	5,767	5,251	6,237	6,250	5,640	11,018	10,627
Net Income Available to Common Shareholders	$22,683	$21,342	$23,386	$22,732	$22,148	$44,025	$41,962

Distributed earnings allocated to common shareholders	$8,837	$8,943	$8,949	$8,726	$8,921	$17,671	$17,845
Undistributed earnings allocated to common shareholders	13,643	12,199	14,211	13,786	13,021	25,951	23,732
Net earnings allocated to common shareholders	$22,480	$21,142	$23,160	$22,512	$21,942	$43,622	$41,577

Average common shares outstanding	14,888	14,974	15,026	15,279	15,573	14,930	15,614
Shares for diluted earnings per share	14,909	15,002	15,056	15,302	15,594	14,954	15,640

Basic earnings per common share	1.51	1.41	1.54	1.47	1.41	2.92	2.66
Diluted earnings per common share	1.51	1.41	1.54	1.47	1.41	2.92	2.66

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Assets
Cash and due from banks	$90,449	$100,877	$101,804	$103,841	$97,523
Interest-bearing deposits in depository institutions	606,530	497,171	532,827	535,708	512,367
Cash and cash equivalents	696,979	598,048	634,631	639,549	609,890

Investment securities available-for-sale, at fair value	1,497,227	1,409,513	1,408,165	1,372,077	1,339,436
Other securities	24,383	24,785	25,531	25,497	25,793
Total investment securities	1,521,610	1,434,298	1,433,696	1,397,574	1,365,229

Gross loans	3,566,758	3,559,905	3,543,814	3,521,925	3,529,416
Allowance for credit losses	(17,015)	(17,280)	(18,166)	(18,751)	(20,016)
Net loans	3,549,743	3,542,625	3,525,648	3,503,174	3,509,400

Bank owned life insurance	120,528	120,522	120,978	120,238	119,491
Premises and equipment, net	72,388	73,067	74,071	75,156	76,263
Accrued interest receivable	16,342	16,101	15,627	16,224	15,967
Net deferred tax assets	30,802	18,001	63	90	—
Intangible assets	116,428	116,774	117,121	117,489	117,857
Other assets	118,375	92,331	81,860	82,419	89,958
Total Assets	$6,243,195	$6,011,767	$6,003,695	$5,951,913	$5,904,055

Liabilities
Deposits:
Noninterest-bearing	$1,531,660	$1,357,266	$1,373,125	$1,311,464	$1,279,932
Interest-bearing:
Demand deposits	1,189,056	1,191,492	1,135,848	1,139,033	1,070,004
Savings deposits	1,435,645	1,425,528	1,347,448	1,332,910	1,301,219
Time deposits	985,567	1,024,559	1,068,915	1,104,069	1,153,391
Total deposits	5,141,928	4,998,845	4,925,336	4,887,476	4,804,546
Short-term borrowings
Customer repurchase agreements	402,368	288,483	312,458	296,642	311,316
Net deferred tax liabilities	—	—	—	—	2,310
Other liabilities	106,906	92,009	84,796	90,499	90,407
Total Liabilities	5,651,202	5,379,337	5,322,590	5,274,617	5,208,579

Stockholders' Equity
Preferred stock	—	—	—	—	—
Common stock	47,619	47,619	47,619	47,619	47,619
Capital surplus	169,557	170,206	170,942	170,300	169,674
Retained earnings	667,933	654,138	641,826	627,463	613,553

Cost of common stock in treasury	(209,133)	(194,819)	(193,542)	(183,303)	(157,936)
Accumulated other comprehensive (loss) income:
Unrealized (loss) gain on securities available-for-sale	(80,498)	(41,229)	17,745	20,878	28,227
Underfunded pension liability	(3,485)	(3,485)	(3,485)	(5,661)	(5,661)
Total Accumulated Other Comprehensive (Loss) Income	(83,983)	(44,714)	14,260	15,217	22,566
Total Stockholders' Equity	591,993	632,430	681,105	677,296	695,476
Total Liabilities and Stockholders' Equity	$6,243,195	$6,011,767	$6,003,695	$5,951,913	$5,904,055

Regulatory Capital
Total CET 1 capital	$564,158	$565,048	$555,532	$550,426	$561,317
Total tier 1 capital	564,158	565,048	555,532	550,426	561,317
Total risk-based capital	578,657	579,807	570,336	565,712	577,543
Total risk-weighted assets	3,558,249	3,492,920	3,453,893	3,417,020	3,421,764

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021

Commercial and industrial	$360,481	$337,384	$346,184	$353,046	$358,583

1-4 Family	108,765	108,424	107,873	108,913	108,079
Hotels	337,910	314,902	311,315	297,341	290,119
Multi-family	203,856	209,359	215,677	215,307	212,715
Non Residential Non-Owner Occupied	551,240	637,092	639,818	664,365	653,264
Non Residential Owner Occupied	180,188	200,180	204,233	205,579	209,100
Commercial real estate (1)	1,381,959	1,469,957	1,478,916	1,491,505	1,473,277

Residential real estate (2)	1,651,005	1,588,860	1,548,965	1,506,572	1,521,102
Home equity	125,742	121,460	122,345	124,806	127,608
Consumer	44,580	39,778	40,901	43,296	45,184
DDA Overdrafts	2,991	2,466	6,503	2,700	3,662
Gross Loans	$3,566,758	$3,559,905	$3,543,814	$3,521,925	$3,529,416

Construction loans included in:
(1) - Commercial real estate loans	$6,767	$14,877	$11,783	$19,360	$43,904
(2) - Residential real estate loans	18,751	16,253	17,252	19,059	20,838

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information
(Unaudited) ($ in 000s)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2022	2022	2021	2021	2021	2022	2021
Allowance for Credit Losses
Balance at beginning of period	$17,280	$18,166	$18,751	$20,016	$24,076	$18,166	$24,549

Charge-offs:
Commercial and industrial	—	(34)	—	—	(211)	(34)	(245)
Commercial real estate	(24)	—	(276)	(392)	(1,718)	(24)	(1,719)
Residential real estate	(56)	(50)	(68)	(18)	(86)	(106)	(179)
Home equity	(19)	—	(58)	(47)	(8)	(19)	(72)
Consumer	(9)	(23)	(13)	(3)	(79)	(32)	(226)
DDA overdrafts	(604)	(631)	(635)	(633)	(430)	(1,235)	(883)
Total charge-offs	(712)	(738)	(1,050)	(1,093)	(2,532)	(1,450)	(3,324)

Recoveries:
Commercial and industrial	32	59	31	69	25	91	71
Commercial real estate	25	53	27	18	15	78	179
Residential real estate	4	45	7	29	17	49	91
Home equity	3	17	6	58	3	20	26
Consumer	19	28	40	72	104	47	143
DDA overdrafts	364	406	354	307	308	770	721
Total recoveries	447	608	465	553	472	1,055	1,231

Net charge-offs	(265)	(130)	(585)	(540)	(2,060)	(395)	(2,093)
(Recovery of) provision for credit losses	—	(756)	—	(725)	(2,000)	(756)	(2,440)
Balance at end of period	$17,015	$17,280	$18,166	$18,751	$20,016	$17,015	$20,016

Loans outstanding	$3,566,758	$3,559,905	$3,543,814	$3,521,925	$3,529,416
Allowance as a percent of loans outstanding	0.48%	0.49%	0.51%	0.53%	0.57%
Allowance as a percent of non-performing loans	292.6%	331.3%	290.1%	243.1%	199.3%

Average loans outstanding	$3,559,713	$3,527,393	$3,522,272	$3,535,497	$3,541,165	$3,543,642	$3,563,356
Net charge-offs (annualized) as a percent of average loans outstanding	0.03%	0.01%	0.07%	0.06%	0.23%	0.02%	0.12%

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information, Continued
(Unaudited) ($ in 000s)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Nonaccrual Loans
Residential real estate	$1,561	$1,786	$2,809	$3,634	$2,482
Home equity	54	99	40	67	81
Commercial and industrial	1,360	1,069	996	531	820
Commercial real estate	2,783	2,241	2,373	3,355	6,383
Consumer	—	—	—	—	—
Total nonaccrual loans	5,758	5,195	6,218	7,587	9,766
Accruing loans past due 90 days or more	58	21	43	127	278
Total non-performing loans	5,816	5,216	6,261	7,714	10,044
Other real estate owned	946	1,099	1,319	1,335	1,309
Total non-performing assets	$6,762	$6,315	$7,580	$9,049	$11,353

Non-performing assets as a percent of loans and other real estate owned	0.19%	0.18%	0.21%	0.26%	0.32%

Past Due Loans
Residential real estate	$5,298	$4,976	$5,321	$5,258	$5,453
Home equity	282	505	618	688	523
Commercial and industrial	130	56	336	455	721
Commercial real estate	46	744	22	441	498
Consumer	49	32	60	35	12
DDA overdrafts	430	392	489	390	417
Total past due loans	$6,235	$6,705	$6,846	$7,267	$7,624

Total past due loans as a percent of loans outstanding	0.17%	0.19%	0.19%	0.21%	0.22%

Troubled Debt Restructurings ("TDRs")
Residential real estate	$16,022	$16,182	$16,943	$16,910	$17,788
Home equity	1,649	1,694	1,784	1,822	1,920
Commercial and industrial	381	397	414	430	—
Commercial real estate	107	1,890	1,914	1,937	3,076
Consumer	80	194	225	221	203
Total TDRs	$18,239	$20,357	$21,280	$21,320	$22,987

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended
	June 30, 2022			March 31, 2022			June 30, 2021
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,730,617	$16,063	3.72%	$1,667,683	$15,596	3.79%	$1,652,165	$16,135	3.92%
Commercial, financial, and agriculture (2)	1,785,511	16,421	3.69%	1,815,549	15,532	3.47%	1,839,478	16,158	3.52%
Installment loans to individuals (2), (3)	43,585	631	5.81%	44,161	607	5.57%	49,522	713	5.77%
Previously securitized loans (4)	***	93	***	***	139	***	***	109	***
Total loans	3,559,713	33,208	3.74%	3,527,393	31,874	3.66%	3,541,165	33,115	3.75%
Securities:
Taxable	1,269,049	7,548	2.39%	1,207,333	6,223	2.09%	1,046,008	5,932	2.27%
Tax-exempt (5)	215,603	1,526	2.84%	232,474	1,539	2.68%	244,233	1,633	2.68%
Total securities	1,484,652	9,074	2.45%	1,439,807	7,762	2.19%	1,290,241	7,565	2.35%
Deposits in depository institutions	441,239	781	0.71%	540,197	238	0.18%	628,158	162	0.10%
Total interest-earning assets	5,485,604	43,063	3.15%	5,507,397	39,874	2.94%	5,459,564	40,842	3.00%
Cash and due from banks	102,532			101,806			92,243
Premises and equipment, net	72,887			73,827			76,660
Goodwill and intangible assets	116,645			116,994			118,088
Other assets	256,354			217,662			206,709
Less: Allowance for credit losses	(17,755)			(18,454)			(23,701)
Total assets	$6,016,267			$5,999,232			$5,929,563

Liabilities:
Interest-bearing demand deposits	$1,156,200	$148	0.05%	$1,142,278	$130	0.05%	$1,069,896	$122	0.05%
Savings deposits	1,430,121	182	0.05%	1,384,460	175	0.05%	1,287,966	163	0.05%
Time deposits (2)	1,004,356	999	0.40%	1,048,185	1,216	0.47%	1,181,953	2,175	0.74%
Short-term borrowings	288,031	123	0.17%	276,360	114	0.17%	305,134	125	0.16%
Total interest-bearing liabilities	3,878,708	1,452	0.15%	3,851,283	1,635	0.17%	3,844,949	2,585	0.27%
Noninterest-bearing demand deposits	1,435,256			1,398,663			1,311,340
Other liabilities	85,075			74,084			72,940
Stockholders' equity	617,228			675,202			700,334
Total liabilities and
stockholders' equity	$6,016,267			$5,999,232			$5,929,563
Net interest income		$41,611			$38,239			$38,257
Net yield on earning assets			3.04%			2.82%			2.81%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of net loan fees have been included in interest income:

Loan fees, net (includes PPP fees)		$3			$298			$488

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:
Residential real estate	$77	$90	$211
Commercial, financial, and agriculture	118	286	365
Installment loans to individuals	15	19	23
Time deposits	21	21	48
	$231	$416	$647

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Six Months Ended
	June 30, 2022			June 30, 2021
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,697,727	$31,659	3.76%	$1,675,222	$32,987	3.97%
Commercial, financial, and agriculture (2)	1,801,999	31,952	3.58%	1,837,947	32,701	3.59%
Installment loans to individuals (2), (3)	43,916	1,238	5.68%	50,187	1,426	5.73%
Previously securitized loans (4)	***	233	***	***	324	***
Total loans	3,543,642	65,082	3.70%	3,563,356	67,438	3.82%
Securities:
Taxable	1,238,361	13,770	2.24%	995,871	11,174	2.26%
Tax-exempt (5)	223,992	3,065	2.76%	241,924	3,220	2.68%
Total securities	1,462,353	16,835	2.32%	1,237,795	14,394	2.35%
Deposits in depository institutions	490,445	1,020	0.42%	571,130	280	0.10%
Total interest-earning assets	5,496,440	82,937	3.04%	5,372,281	82,112	3.08%
Cash and due from banks	102,171			85,998
Premises and equipment, net	73,354			76,748
Goodwill and intangible assets	116,818			118,270
Other assets	237,115			212,051
Less: Allowance for loan losses	(18,103)			(24,302)
Total assets	$6,007,795			$5,841,046

Liabilities:
Interest-bearing demand deposits	$1,149,277	$278	0.05%	$1,039,260	$246	0.05%
Savings deposits	1,407,416	357	0.05%	1,254,752	346	0.06%
Time deposits (2)	1,026,149	2,214	0.44%	1,208,925	5,149	0.86%
Short-term borrowings	282,228	238	0.17%	297,990	243	0.16%
Total interest-bearing liabilities	3,865,070	3,087	0.16%	3,800,927	5,984	0.32%
Noninterest-bearing demand deposits	1,417,060			1,254,938
Other liabilities	79,610			81,273
Stockholders' equity	646,055			703,908
Total liabilities and
stockholders' equity	$6,007,795			$5,841,046
Net interest income		$79,850			$76,128
Net yield on earning assets			2.93%			2.86%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of loan fees have been included in interest income:

Loan fees, net (includes PPP fees)		$301			$1,323

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:

Residential real estate	$167	$317
Commercial, financial, and agriculture	404	690
Installment loans to individuals	34	51
Time deposits	41	97
	$646	$1,155

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2022	2022	2021	2021	2021	2022	2021
Net Interest Income/Margin
Net interest income ("GAAP")	$41,290	$37,916	$40,631	$39,488	$37,914	$79,206	$75,454
Taxable equivalent adjustment	321	323	325	334	343	644	674
Net interest income, fully taxable equivalent	$41,611	$38,239	$40,956	$39,822	$38,257	$79,850	$76,128

Average interest earning assets	$5,485,604	$5,507,397	$5,521,386	$5,462,410	$5,459,564	$5,496,440	$5,372,281

Net Interest Margin	3.04%	2.82%	2.94%	2.89%	2.81%	2.93%	2.86%
Accretion related to fair value adjustments	(0.02)%	(0.03)%	(0.03)%	(0.04)%	(0.05)%	(0.02)%	(0.04)%
Net Interest Margin (excluding accretion)	3.02%	2.79%	2.91%	2.85%	2.76%	2.91%	2.81%

Tangible Equity Ratio (period end)
Equity to assets ("GAAP")	9.48%	10.52%	11.34%	11.37%	11.78%
Effect of goodwill and other intangibles, net	(1.72)%	(1.77)%	(1.76)%	(1.78)%	(1.80)%
Tangible common equity to tangible assets	7.76%	8.75%	9.58%	9.59%	9.98%